UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 26, 2016, ACRC Lender B LLC (“ACRC Lender B”), a subsidiary of Ares Commercial Real Estate Corporation, entered into an amendment to the $50.0 million Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. (the “BAML Facility”). The purpose of the amendment was to, among other things, extend the period during which ACRC Lender B may request individual loans under the BAML Facility to May 25, 2017. In addition, the final maturity date of the BAML Facility was extended by 12 months to May 25, 2020.

The foregoing description is only a summary of certain material provisions of the amendment to the BAML Facility and is qualified in its entirety by reference to a copy of such agreement, which is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
10.1	Amendment No. 3 to Bridge Loan Warehousing Credit and Security Agreement dated as of May 26, 2016, among ACRC Lender B LLC and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 1, 2016

ARES COMMERCIAL REAL ESTATE CORPORATION

		By:	/s/ Anton Feingold
		Name:	Anton Feingold
		Title:	Vice President and Secretary

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Amendment No. 3 to Bridge Loan Warehousing Credit and Security Agreement dated as of May 26, 2016, among ACRC Lender B LLC and Bank of America, N.A.